Exhibit 32.1

Certification by Chief Executive Officer Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned President and Chief Executive Officer of Stein Mart, Inc. (the “Company”), hereby certify that:

1.	the Annual Report on Form 10-K of the Company for the 52 weeks ended January 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2010	/s/ David H. Stovall, Jr.
David H. Stovall, Jr.
President and Chief Executive Officer